Exhibit 10.2

CONSULTING AGREEMENT

This Agreement is dated 25 February 2008 by and between Aegean Earth S.A. (“First Party”) located at Ave Syngrou, 312 Kallithea, 176 73 GR and Panayotis Goritsas of Issiodou, 32, Athens, 106 74 GR (“Second Party”), herein collectively referred to as the “Parties”.

WHEREAS, First Party desires to retain Second Party to assist and advise it in the completion of the acquisition of a business in Greece;

WHEREAS, Second Party is willing to assist First Party in said acquisition effort.

NOW THEREFORE,  the Parties hereto agree as follows:

1.

 First Party shall identify industry sectors that it wishes to pursue an acquisition program.

2.

Second Party agrees to assist First Party in any acquisitions that are specified except that Second Party specifically shall refrain from providing any consulting advice concerning his previous employer.

3.

Second Party agrees to provide to First Party alternative acquisitions for the program of the First Party.

This agreement may be terminated by either party giving notice to the other at the above address with immediate effect.

Accepted and Agreed on the above date

AEGEAN EARTH S.A.

/s/ Joseph B. Clancy

Managing Director

Panayotis Goritsas

/s/ Panayotis Goritsas